Exhibit 23.2

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

December 16, 2014

Forest Oil Corporation

707 17th Street

Suite 3600

Denver, Colorado 80202

Ladies and Gentlemen:

We hereby consent to the use of our name and the information regarding our review of the Forest Oil Corporation (“Forest”) estimates of reserves in the sections Preparation of Reserve Estimates and Independent Audit of Reserves of the Annual Report on Form 10-K of Forest Oil Corporation for the year ended December 31, 2013 (the “10-K”), references to our firm, our reports dated January 24, 2014, with respect to our audit of net proved crude oil, condensate, natural gas liquids, and natural gas reserves of Forest as of December 31, 2013, as exhibits 99.1 and 99.2 to the 10-K, and to the incorporation by reference of the foregoing into Forest’s Registration Statement on Form S-8, in the context in which they appear.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716